UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2023

THE GEO GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	1-14260	65-0043078
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4955 Technology Way, Boca Raton, Florida	33431
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (561) 893-0101

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 Par Value	GEO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5	Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Transition of Jose Gordo from Chief Executive Officer to Advisor

The GEO Group, Inc. (“GEO” or the “Company”) announced on November 30, 2023 that following discussions between GEO and its Chief Executive Officer, Jose Gordo, the parties agreed that Mr. Gordo will be departing as Chief Executive Officer and as a Board member on mutually agreeable terms and transitioning to the role of an advisor, effective December 31, 2023 (the “Separation Date”).

Mr. Gordo and GEO entered into a Separation and General Release Agreement, on November 29, 2023 (the “Separation Agreement”). Pursuant to the terms of the Separation Agreement, Mr. Gordo will: (i) receive all accrued wages through December 31, 2023, less applicable withholdings; (ii) be eligible to receive a target annual performance award for the year ended December 31, 2023 pursuant to the terms of GEO’s Senior Management Performance Award Plan (the “Performance Award Plan”), if and to the extent earned, at the same time as other senior management employees participating in the Performance Award Plan; and (iii) be entitled to the payment of health insurance premiums under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) for a period ending on the earlier of eighteen (18) months following the Separation Date or the date he is no longer entitled to receive COBRA continuation coverage. Under the terms of the Separation Agreement, Mr. Gordo’s equity award agreements will survive the separation of his employment except that performance shares shall only vest during the 18-month period of the Advisory Agreement. The Separation Agreement also contains a mutual release, cooperation and non-disparagement provisions. The foregoing description of the Separation Agreement is qualified in its entirety by reference to the full text of the Separation Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Mr. Gordo and GEO also entered into an Advisory Services Agreement (the “Advisory Agreement”) on November 29, 2023, effective as of January 1, 2024, for a period of eighteen (18) months concluding on June 30, 2025 (the “Advisory Period”). Pursuant to the terms of the Advisory Agreement, Mr. Gordo will be available to give advice and support regarding litigation, client relations, operational issues, growth opportunities, and company financial management and debt restructuring matters and provide any and all other related assistance requested by GEO for an advisory fee of $40,000 per month for the Advisory Period. The Company is seeking to continue Mr. Gordo’s services in these specific areas to benefit from his many years of experience in the industry, the deep relationships he has forged inside the Company and with its industry partners, his global operating perspectives, and his specific expertise in a specialized industry. Additionally, Mr. Gordo’s previously-awarded unvested performance shares shall continue to vest as scheduled through June 30, 2025, when and to the extent the Compensation Committee of the Board certifies that the performance goals are actually met. The Advisory Agreement also contains provisions related to confidentiality and conflicts of interest. The foregoing description of the Advisory Agreement is qualified in its entirety by reference to the full text of the Advisory Agreement, which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Appointment of Brian Evans as Chief Executive Officer

Brian Evans, who has been with the Company for 23 years and has served as the Company’s Chief Financial Officer for 14 years, was appointed Chief Executive Officer on November 29, 2023, effective January 1, 2024.

Brian R. Evans, 56, joined GEO in 2000 and has over 20 years of business management experience. Since joining the company, Mr. Evans has served in increasingly senior business management positions including as Vice President of Finance, Chief Accounting Officer, and Controller and was named GEO’s Senior Vice President and Chief Financial Officer in 2009. As Chief Financial Officer, Mr. Evans is responsible for the overall financial management of GEO and its subsidiaries and the Company’s acquisition, disposition and growth initiatives. Since joining the Company, Mr. Evans has overseen significant financial growth and shareholder value creation. During his tenure at GEO, Mr. Evans has been instrumental in successfully executing the Company’s strategy for three secondary public offerings of equity; the execution of multiple financing transactions; and the successful completion of major business transactions including the acquisitions of Correctional Services Corporation in 2005, CentraCore Properties Trust in 2007, Cornell Companies in 2010, BI Incorporated in 2011, LCS Corrections in 2014 and Community Education Centers in 2017.

Prior to joining GEO, Mr. Evans worked for Arthur Andersen LLP as a Manager in the Audit and Business Advisory Services Group from 1994 until joining GEO. During his tenure at Arthur Andersen, Mr. Evans supervised the financial statement audits of both public and private companies and city and county governments. From 1990 until 1994, Mr. Evans served as an Officer in the Supply Corps of the United States Navy and was assigned to the USS Monterey in Jacksonville, Florida. Mr. Evans graduated in 1990 from the University of Notre Dame with a Bachelor’s Degree in Accounting. Mr. Evans is a member of the American Institute of Certified Public Accountants.

In connection with his appointment, Mr. Evans and the Company entered into an Executive Employment Agreement (the “Evans Employment Agreement”) on December 4, 2023 to provide that Mr. Evans will be employed by the Company for a three-year term beginning January 1, 2024 (the “Effective Date”). Unless the Evans Employment Agreement is sooner terminated, or not renewed, it will automatically extend upon the end of its initial term for a rolling three-year term. Pursuant to the terms of the Evans Employment Agreement, Mr. Evans will serve as Chief Executive Officer and report directly to the Executive Chairman. Either Mr. Evans or the Company may terminate Mr. Evan’s employment under the Evans Employment Agreement for any reason upon not less than thirty (30) days written notice.

Under the terms of the Evans Employment Agreement, Mr. Evans will be paid an annual base salary of $1,000,000, subject to the review and potential increase in the sole discretion of the Compensation Committee. Mr. Evans will also be entitled to receive a target annual performance award of 100% of Mr. Evans’ base salary and be entitled to participate in the Amended and Restated The GEO Group, Inc. 2018 Stock Incentive Plan (the “Stock Incentive Plan”).

The Evans Employment Agreement provides that upon the separation of employment by Mr. Evans for good reason, by the Company without cause or upon the death or disability of Mr. Evans, he will be entitled to receive a separation payment equal to two (2) times the sum of his annual base salary. The Company will also continue to provide Mr. Evans and any covered dependents with the Executive Benefits as defined in the Evans Employment Agreement for a period of five (5) years after the date of separation. In the event of Mr. Evans’ death within such five (5) year period, the Company will continue to provide the Executive Benefits to Mr. Evans’ covered dependents, and, if applicable to Mr. Evans’ estate. In addition, the Evans Employment Agreement provides that upon such separation, GEO will transfer all of its interest in any automobile used by Mr. Evans pursuant to its Executive Automobile Policy (the “Executive Automobile Policy”) and pay the balance of any outstanding loans or leases on such automobile so that Mr. Evans owns the automobile outright. In the event such automobile is leased, GEO will pay the residual cost of the lease. Lastly, all of the outstanding and unvested stock options and restricted stock granted to Mr. Evans prior to separation will fully vest immediately upon separation; provided, however that any restricted stock that is subject to performance-based vesting shall only vest when and to the extent the Compensation Committee certifies that the performance goals are actually met, and provided further that Mr. Evans remains in full compliance with the restrictive covenants set forth in the Evans Employment Agreement. Upon a separation of employment by GEO for cause or by Mr. Evans without good reason, Mr. Evans will be entitled to only the amount of compensation that is due through the effective date of the separation.

The Evans Employment Agreement includes a non-competition covenant that runs through the three-year period following the separation of the executive’s employment, and confidentiality and work product provisions. The foregoing description of the Evans Employment Agreement is qualified in its entirety by reference to the full text of the Evans Employment Agreement, which is filed as Exhibit 10.3 hereto and is incorporated herein by reference.

Mr. Evans has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K, has no arrangement or understanding between him and any other person relating to his appointment as an officer required to be disclosed pursuant to Item 401(b) of Regulation S-K and has no family relationships required to be disclosed pursuant to Item 401(d) of Regulation S-K.

Appointment of Shayn March as Acting Chief Financial Officer

Shayn March, Executive Vice President, Finance and Treasurer, was appointed Acting Chief Financial Officer on November 29, 2023, effective January 1, 2024.

Mr. March, 58, joined GEO as Vice President of Finance and Treasurer in March 2009. Prior to joining GEO, Mr. March served as a Managing Director for the Corporate Investment Banking group at BNP Paribas, where he worked for eleven years in increasing capacities. From 1995 to 1997, Mr. March was employed at Sanwa Bank in the Corporate Finance Department. From 1988 to 1994, Mr. March was employed at UJB Financial in the Finance and Credit Audit Departments. Mr. March earned his Masters in Business Administration in Financial Management from the Lubin School of Business at Pace University and his Bachelor of Arts in Economics at Rutgers University.

In connection with his appointment as Acting Chief Financial Officer, the Compensation Committee approved an increase in Mr. March’s annual base salary to $450,000, effective January 1, 2024. Otherwise, the terms of Mr. March’s employment continue to be governed by the Executive Employment Agreement that GEO and Mr. March entered into, effective June 22, 2021 (the “March Employment Agreement”). The March Employment Agreement provides that Mr. March will be employed by the Company for a two-year term beginning June 22, 2021. Unless the March Employment Agreement is sooner terminated, or not renewed, it automatically extends for an additional two years after the end of each term. Either Mr. March or the Company may terminate Mr. March’s employment under the March Employment Agreement for any reason upon not less than thirty (30) days written notice. Under the terms of the March Employment Agreement, Mr. March is entitled to receive an annual bonus in accordance with the terms of any plan governing employee bonuses then in effect as established by the Board of Directors.

The March Employment Agreement provides that upon the separation of employment by the Company without cause or upon the death or disability of Mr. March, he will be entitled to receive a separation payment equal to the current annual base salary for the greater of: (i) the remainder of the term or (ii) twelve (12) months. The Company will also continue to provide Mr. March and any covered dependents with the Employee Benefits as defined in the March Employment Agreement for a period of twelve (12) months after the date of separation. In the event of Mr. March’s death within such twelve (12) month period, the Company will continue to provide the Employee Benefits to Mr. March’s covered dependents, and, if applicable to Mr. March’s estate. Lastly, all of the outstanding and unvested stock options and restricted stock granted to Mr. March prior to separation will continue to vest for the greater of: (i) the remainder of the term or (ii) twelve (12) months. Upon a separation of employment by GEO for cause or a resignation by Mr. March, Mr. March will be entitled to only the amount of compensation that is due through the effective date of the separation.

The March Employment Agreement includes a non-competition covenant that runs through the two-year period following the separation of the executive’s employment, and confidentiality and work product provisions. The foregoing description of the March Employment Agreement is qualified in its entirety by reference to the full text of the March Employment Agreement, which is filed as Exhibit 10.4 hereto and is incorporated herein by reference.

Mr. March has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K, has no arrangement or understanding between him and any other person relating to his appointment as an officer required to be disclosed pursuant to Item 401(b) of Regulation S-K and has no family relationships required to be disclosed pursuant to Item 401(d) of Regulation S-K.

The Company and its Board of Directors will work with an external search firm to identify a permanent Chief Financial Officer.

Appointment of Wayne Calabrese as President and Chief Operating Officer

Wayne Calabrese, Senior Vice President and Chief Operating Officer, was appointed President and Chief Operating Officer on November 29, 2023, effective January 1, 2024.

Mr. Calabrese, 73, was appointed GEO’s Senior Vice President, Chief Operating Officer in December 2022 and previously served as GEO’s Senior Vice President of Legal Services from September 2021 through December 2022. Mr. Calabrese brings extensive knowledge and experience to GEO’s management team. His legal training and experience, together with his prior service in various GEO leadership positions, makes him uniquely qualified to serve as GEO’s Chief Operating Officer. Mr. Calabrese had previously served as Vice Chairman of the Board, President and Chief Operating Officer of GEO until his retirement in December 2010. Mr. Calabrese originally joined GEO as Vice President of Business Development in 1989 and served in a range of increasingly senior positions. Prior to joining GEO,

Mr. Calabrese was a partner in the Akron, Ohio law firm of Calabrese, Dobbins and Kepple. He also served as an Assistant City Law Director in Akron, Ohio; an Assistant County Prosecutor and Chief of the County Bureau of Support for Summit County, Ohio; and Legal Counsel and Director of Development for the Akron Metropolitan Housing Authority. Mr. Calabrese received his bachelor’s degree in Secondary Education from the University of Akron and his Juris Doctor from the University of Akron Law School.

In connection with Mr. Calabrese’s appointment as President and Chief Operating Officer, Mr. Calabrese and GEO entered into an Executive Employment Agreement on December 4, 2023 (the “Calabrese Employment Agreement”), to provide that Mr. Calabrese will be employed by the Company for a two-year term beginning the Effective Date and ending on December 31, 2025.

Under the terms of the Calabrese Employment Agreement, Mr. Calabrese will be paid an annual base salary of $700,000, subject to the review and recommendation of a potential increase in the sole discretion of the Compensation Committee. Mr. Calabrese will be entitled to receive a target annual performance award of eighty percent (80%) of his base salary and will also be entitled to participate in the Stock Incentive Plan.

The Calabrese Employment Agreement provides that upon a separation of employment by Mr. Calabrese for good reason or by GEO without cause or upon the death or disability of Mr. Calabrese, he will be entitled to a lump sum separation payment equal to Mr. Calabrese’s annual base salary for six (6) months. In addition, the Calabrese Employment Agreement provides that upon such separation, GEO will transfer all of its interest in any automobile used by Mr. Calabrese pursuant to its Executive Automobile Policy and pay the balance of any outstanding loans or leases on such automobile so that Mr. Calabrese owns the automobile outright. Additionally, all of the outstanding unvested stock options and restricted stock granted to Mr. Calabrese prior to separation will fully vest immediately upon separation; provided however, that any restricted stock that is subject to performance-based vesting shall only vest when and to the extent the Compensation Committee certifies that the performance goals are actually met. Upon a separation of employment by Mr. Calabrese without good reason or by GEO for cause, Mr. Calabrese will be entitled to only the amount of compensation that is due through the effective date of the separation. Except that if Mr. Calabrese’s separation from employment occurs upon the conclusion of his two-year term (or any extension thereof) (the “Full Term Separation Date”), all of the outstanding unvested stock options and restricted stock granted to Mr. Calabrese prior to the Full Term Separation Date will fully vest immediately upon separation; provided however, that any restricted stock that is still subject to performance-based vesting as of the Full Term Separation Date shall only vest when and to the extent the Compensation Committee certifies that the performance goals are actually met, and provided further that Mr. Calabrese remains in full compliance with the restrictive covenants set forth in the Calabrese Employment Agreement. The Calabrese Employment Agreement also provides that Mr. Calabrese is not eligible for retirement benefits under the Company’s policy based on his prior employment and retirement, which resulted in Mr. Calabrese taking his retirement benefits at that time.

The Calabrese Employment Agreement includes a non-competition covenant that runs through the three-year period following the executive’s separation from employment, and confidentiality and work product provisions. The foregoing description of the Calabrese Employment Agreement is qualified in its entirety by reference to the full text of the Calabrese Employment Agreement, which is filed as Exhibit 10.5 hereto and is incorporated herein by reference.

Mr. Calabrese has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K, has no arrangement or understanding between him and any other person relating to his appointment as an officer required to be disclosed pursuant to Item 401(b) of Regulation S-K and has no family relationships required to be disclosed pursuant to Item 401(d) of Regulation S-K.

Non-Renewal of Term under Executive Chairman Employment Agreement and Transition of Dr. George Zoley from Executive Chairman to Advisor and non-Executive Chairman

In addition, on November 29, 2023, the Company confirmed that Dr. George Zoley, the Company’s Founder and Executive Chairman, will step down as Executive Chairman on June 30, 2026, at the end of his current employment term under his Executive Chairman Employment Agreement. The Company and Dr. Zoley plan on entering into an Advisory Services Agreement prior to June 30, 2026 to reflect Dr. Zoley’s continuing role with the Company as an Advisor beginning on July 1, 2026 while continuing to serve as the Company’s non-Executive Chairman of the Board of Directors, subject to shareholder approval.

Section 7    Regulation FD

Item 7.01	Regulation FD Disclosure.

On November 30, 2023, the Company issued a press release announcing the senior management changes discussed in Item 5.02 above, which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished in this Item 7.01, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filings under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. The filing of this Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD.

Section 9    Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Separation and General Release Agreement, entered into on November 29, 2023, between The GEO Group, Inc. and Jose Gordo.

10.2	Advisory Services Agreement, effective as of January 1, 2024, between The GEO Group, Inc. and Jose Gordo

10.3	Executive Employment Agreement, effective as of January 1, 2024, between The GEO Group, Inc. and Brian Evans.

10.4	Executive Employment Agreement, dated as of June 22, 2021, between The GEO Group, Inc. and Shayn March.

10.5	Executive Employment Agreement, effective as of January 1, 2024, between The GEO Group, Inc. and Wayne Calabrese.

99.1	Press release, dated November 30, 2023, announcing senior management changes.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GEO GROUP, INC.

December 5, 2023	By:	/s/ Brian R. Evans
Date		Brian R. Evans
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)